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                                                                    EXHIBIT 99.5

PROXY                       NDCHEALTH CORPORATION

                                ATLANTA, GEORGIA

                        SPECIAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of NDCHealth Corporation, Atlanta, Georgia, hereby constitutes and appoints Walter M. Hoff and Randolph L. M. Hutto, or either one of them, each with full power of substitution, to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held at the offices of NDCHealth Corporation, NDC Plaza, Atlanta, Georgia 30329, on
       ,     at 4:00 p.m., local time (the "Special Meeting"), and any
postponement or adjournment thereof, on the following matters as indicated below and such other business as may properly come before the Special Meeting:

1.  MERGER AGREEMENT.

    The adoption of the Agreement and Plan of Merger, dated as of August 26, 2005, by and among Per-Se Technologies, Inc., Royal Merger Co. and NDCHealth, and the approval of the merger pursuant to which NDCHealth will merge with Royal Merger Co., with NDCHealth continuing as the surviving entity and a wholly owned subsidiary of Per-Se, and each share of NDCHealth common stock will be converted into the right to receive $13.00 in cash, plus a number of shares of Per-Se common stock equal to $6.50 divided by the price per share of Per-Se common stock as determined in accordance with the terms of the merger agreement, subject to Per-Se's option to increase the cash portion of the per share merger consideration and correspondingly decrease the stock portion.

                 [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

2.  ADJOURNMENT.

    In the event that there are not sufficient votes for approval of Proposal 1 at the Special Meeting, the postponement or adjournment of the Special Meeting to a later date to solicit additional proxies.

                 [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

            THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

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     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE MERGER AGREEMENT AND FOR THE POSTPONEMENT OR ADJOURNMENT OF THE SPECIAL MEETING IN THE EVENT THERE ARE NOT SUFFICIENT VOTES FOR THE ADOPTION OF THE MERGER AGREEMENT. THIS PROXY WILL BE VOTED WITH DISCRETIONARY AUTHORITY TO THE PROXIES APPOINTED HEREBY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS THEREOF.

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                                                            Shares Held: ---------------------------------------------


                                                            ------------------------------------------------------------
                                                            SIGNATURE OF STOCKHOLDER

                                                            ------------------------------------------------------------
                                                            SIGNATURE IF HELD JOINTLY

                                                            DATED: -------------------------------------------------

                                                            Please be sure to sign and date this proxy. Please sign
                                                            exactly as your name appears on your stock certificate.
                                                            Where shares are held jointly, each stockholder should sign.
                                                            When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a
                                                            corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
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THIS PROXY IS SOLICITED ON BEHALF OF NDCHEALTH CORPORATION'S BOARD OF DIRECTORS
          AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE
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                             <Fold and Detach Here<

DETACH CARD        YOU MAY VOTE BY TELEPHONE, THE INTERNET, OR U.S. MAIL.

 IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY.

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       VOTE BY TELEPHONE                VOTE BY INTERNET                   VOTE BY MAIL
 Call TOLL-FREE using a Touch-       Access the WEBSITE and          Return your proxy in the
           Tone phone                    cast your vote                POSTAGE-PAID envelope
        1-800-690-6903              HTTP://WWW.PROXYVOTE.COM                 provided.
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                      Vote 24 hours a day, 7 days a week!

  Your telephone or Internet vote must be received by 11:59 p.m. eastern time on [--], to be counted in the final tabulation.

YOUR CONTROL NUMBER IS

VOTE BY TELEPHONE

Have your proxy card available when you call the Toll-Free number 1-800-690-6903 using a Touch-Tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website http://www.proxyvote.com. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: NDCHealth Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO CHANGE YOUR VOTE

Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before 11:59 p.m. eastern time, [--], will be the one counted. You may also revoke your proxy by voting in person at the Special Meeting.